UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
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CURRENT REPORT
Pursuant to section 13 or 15(d) of
the securities exchange act of 1934

February 1, 2016
Date of report (date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)
800 N. Glebe Road, Suite 500, Arlington, Virginia 22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant of the registrant under any of the following circumstances:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Equity Securities.
On February 1, 2016, Evolent Health, Inc. (the “Company”) issued 1,067,271 shares of its Class A common stock (the “Shares”) to University Health Care, Inc. d/b/a Passport Health Plan (“Passport”) in connection with the formation of a new strategic alliance between the Company and Passport. The fair value of the equity issued was $15 million. The Company acquired certain assets and capabilities from Passport which, combined with the Company’s existing capabilities and technology platform, will be used to develop a Medicaid Center of Excellence to serve provider led Medicaid plans nationwide. The Company also entered into a 10-year services agreement with Passport to provide certain managed care services to Passport’s existing patient population in Kentucky.
The issuance of the Shares was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction not involving any public offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan Weinberg
Name:	Jonathan Weinberg
Title:	General Counsel

Dated: February 1, 2016